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                                  EXHIBIT 11

                       SURGICAL LASER TECHNOLOGIES, INC.
                                AND SUBSIDIARIES
                 COMPUTATION OF EARNINGS PER SHARE (UNAUDITED)
                     (In thousands, except per share data)

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
                                         For the Quarter Ended:   For the Six months Ended:
                                         ----------------------   -------------------------
                                           Jun. 30,   Jul. 2,        Jun. 30,   Jul. 2,
                                             1996       1995           1996       1995
                                           -------    -------        -------    -------
Primary Earnings (Loss) Per Share
  Common Share:
Net income (loss)                          ($  941)   ($1,684)       ($1,761)   ($2,945)
                                           -------    -------        -------    -------
Weighted average number of shares
  of common stock outstanding during
  the period                                 9,855      9,850          9,854      9,848
Additional shares assuming excercise
  of stock options and warrants
  utilizing the treasury stock method         --         --             --         --
                                           -------    -------        -------    -------
Weighted average Common Stock and
  Common Stock equivalents outstanding       9,855      9,850          9,854      9,848
                                           -------    -------        -------    -------
Primary earnings (loss) per share          ($ 0.10)   ($ 0.17)       ($ 0.18)   ($ 0.30)
                                           =======    =======        =======    =======
Fully Diluted Earnings (Loss) Per
  Common Share:
Net income (loss)                          ($  941)   ($1,684)       ($1,761)   ($2,945)
                                           -------    -------        -------    -------
Weighted average number of shares
  of Common Stock outstanding during
  the period                                 9,855      9,850          9,854      9,848
Additional shares assuming excercise
  of stock options and warrants
  utilizing the treasury stock method         --         --             --         --
Additional shares assuming conversion of
  convertible subordinated notes              --         --             --         --
                                           -------    -------        -------    -------
Weighted average Common Stock and Common
  Stock equivalents outstanding              9,855      9,850          9,854      9,848
                                           -------    -------        -------    -------
Fully diluted earnings (loss) per share    ($ 0.10)   ($ 0.17)       ($ 0.18)   ($ 0.30)
                                           =======    =======        =======    =======

                              Page 134 of 135 Pages
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